UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2011
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition	1
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	2
Item 9.01 Financial Statements and Exhibits	3
EX-3.1
EX-99.1

Item 2.02 Results of Operations and Financial Condition
     On January 5, 2011, Tekelec (the “Company”) issued a press release that included certain preliminary financial results for the Company for the year and quarter ended December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated by reference herein.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 4, 2011, Franco Plastina notified the Company of his resignation, effective as of that date, as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”). He also resigned as an employee of the Company and from any and all other positions he held with the Company and its subsidiaries. In connection with Mr. Plastina’s resignation and in accordance with the terms of the Company’s 2007 Officer Severance Plan, as amended (the “Severance Plan”), he is entitled to receive cash severance compensation in the total amount of $2,508,000, provided he enters into an employment separation agreement with the Company in the form attached to the Severance Plan. The severance compensation will be payable over a period of 24 months. Pursuant to the terms of the Severance Plan, the Company will also provide continuing health care coverage to Mr. Plastina and his beneficiaries for a period of 24 months following the termination of his employment. The Severance Plan is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-15135) dated May 18, 2007, as filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2007. Amendment No. 1 to the Severance Plan is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the 2010 third quarter, as filed with the SEC on August 5, 2010. In connection with Mr. Plastina’s resignation, the Company and Mr. Plastina have also entered into a consulting agreement pursuant to which, through February 28, 2011, Mr. Plastina will perform services to facilitate the Company’s transition to an interim President and Chief Executive Officer. Mr. Plastina will perform the services for a daily fee on such day or days as may be agreed between the Company and Mr. Plastina.
     On January 4, 2011 and following Mr. Plastina’s resignation as the Company’s President and Chief Executive Officer, the Board appointed Krish A. Prabhu, who has been a director of the Company since May 2008, to assume the additional position of interim President and Chief Executive Officer and to serve in that position until Mr. Plastina’s successor is identified and appointed. Mr. Prabhu has also served as a member of the Corporate Development Committee of the Board since May 2008 and as chairperson of that committee since May 2009. Mr. Prabhu served as a member of the Compensation Committee of the Board from May 2008 until his appointment as interim President and Chief Executive Officer.

     Mr. Prabhu served as Chief Executive Officer and President of the telecommunications company Tellabs, Inc. from February 2004 until his retirement in April 2008, and prior to that held multiple senior executive roles, including Chief Operating Officer, at Alcatel. Mr. Prabhu is currently an advisor to various companies in the telecommunications and semiconductor industries. He serves as a director of Altera Corporation, a semiconductor company, where he serves on the compensation committee of the board of directors; and as vice chairman of the supervisory board and as a member of the compensation committee of ADVA AG Optical Networking, an optical networking equipment company. Mr. Prabhu is 56 years old.
     In connection with Mr. Prabhu’s appointment as the Company’s interim President and Chief Executive Officer. the Board, upon the recommendation of the Compensation Committee of the Board, (i) established an annual base salary for Mr. Prabhu of $570,000 and (ii) for purposes of the Company’s executive officer bonus plans, fixed Mr. Prabhu’s target annual bonus opportunity at 100% of annual base salary. The Company has not yet adopted an executive officer bonus plan for 2011. Mr. Prabhu will not be eligible to receive benefits under the Severance Plan. In connection with Mr. Prabhu’s appointment, the Compensation Committee has also approved the grant to Mr. Prabhu under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) of restricted stock units (“RSUs”) covering up to 120,000 shares of the Company’s Common Stock. Pursuant to such approval, Mr. Prabhu received an initial award of 10,000 RSUs upon commencement of his employment as interim President and Chief Executive Officer and will receive subsequent awards of 10,000 RSUs on each of the 11 monthly anniversaries thereafter on which he is still serving as the Company’s interim President and Chief Executive Officer. If Mr. Prabhu’s interim service ends on a date other than a monthly anniversary date, he will receive a final pro rata grant based on the time he has served since the previous monthly anniversary date. All of the RSUs will vest upon termination of Mr. Prabhu’s service as interim President and Chief Executive Officer. The RSUs are subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of Restricted Stock Unit Award Agreement attached to the 2003 Plan. The 2003 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135) dated May 16, 2008, as filed with the SEC on May 22, 2008. The RSUs covering 8,000 shares of the Company’s Common Stock that were granted to Mr. Prabhu on May 14, 2010 as a non-employee director of the Company have expired unvested as a result of Mr. Prabhu’s appointment as the Company’s interim President and Chief Executive Officer.
     There are no arrangements or understandings between Mr. Prabhu and any other persons pursuant to which he was appointed as the Company’s interim President and Chief Executive Officer. There are no related party transactions between the Company and Mr. Prabhu that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In view of Mr. Plastina’s resignation as a director of the Company and pending the appointment of his permanent successor, on January 4, 2011, the Board approved an amendment, effective immediately, to Section 3.2 of Article III of the Company’s Amended and Restated Bylaws (the “Bylaws”) decreasing the size of the Company’s Board of Directors from eight to seven directors. Section 3.2 of Article III of the Bylaws provides that the number of authorized directors of the Company shall not be less than five nor more than nine, and that the exact number of directors within the authorized range may be fixed from time to time by amendment of the Bylaws.
     A copy of the Bylaws, as amended on January 4, 2011, is included as Exhibit 3.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          The following Exhibit 3.1 is filed, and the following Exhibit 99.1 is furnished, as a part of this Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, as amended

99.1	Press Release of the Company dated January 5, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKELEC
Dated: January 5, 2011	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, as amended

99.1	Press Release of the Company dated January 5, 2011